EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

FIRST QUARTER 2012 RESULTS

(Fort Smith, Arkansas, April 27, 2012) – Arkansas Best Corporation (Nasdaq: ABFS) today announced a first quarter 2012 net loss of $18.2 million, or $0.71 per share, compared to a net loss of $12.8 million, or $0.51 per share in the first quarter of 2011.  Arkansas Best’s first quarter 2012 results were impacted by a number of unusual items which are listed below with the corresponding diluted per share effect:

•                  Low corporate tax benefit rate – ($0.18/share)

•                  High ABF workers’ compensation costs – ($0.13/share)

•                  Investments in sales, customer service and IT for all subsidiaries – ($0.12/share)

The unusually low corporate tax benefit rate is below historical levels because of limitations on the amount of deferred tax assets that could be recorded during the quarter.  Depending on the financial results during the remainder of the year, Arkansas Best’s quarterly tax rates will vary and the 2012 full year tax rate could be substantially lower than past, full year tax rates.  ABF’s workers’ compensation claims costs were significantly above ten-year historical averages due to unfavorable severity on new and existing claims and increases in loss development, driven by claims experience.  This cost increase is very unusual for ABF.  On a positive note, organic investments are being made for ABF and the non-asset based subsidiaries in sales, customer service and information technology (“IT”) to improve operating efficiencies and support specific growth opportunities.  The investments being made are expected to improve the operating results of these companies during 2012.

In addition to the above-referenced unusual items, ABF results were also impacted by decisions to maintain customer service levels despite lower daily tonnage in the first quarter.  ABF’s daily tonnage levels were impacted by pricing actions taken throughout 2011, and an economic environment that was sluggish and inconsistent, despite some improvement throughout the first quarter.  First quarter 2011 results included the effects of adverse weather which dampened that period’s tonnage growth by approximately two percent.  As a result, first quarter 2012 tonnage is effectively below last year by over twelve and a half percent.  It is typical in the first quarter of each year for ABF to have lower business levels and changes in freight mix that reduce capacity utilization and cause a higher portion of ABF’s cost structure to become fixed in nature, relative to the seasonally stronger periods of the year.  However, the level of daily tonnage declines in this year’s first quarter exacerbated that effect.

“Although first quarter results do not meet our expectations, we are positioning our company for longer term success,” said Arkansas Best President and CEO, Judy R. McReynolds.  “The pricing measures we have taken have improved the incremental profitability of ABF’s account base for future periods.  Our deliberate actions of adding personnel and developing enhanced information technology systems, all designed to advance a high level of service and facilitate future growth, are essential investments for our company.  Our customers value our reliability and dependability.  They are looking for a business partner who works closely with them to meet their unique logistics needs and requirements.”

April 2012 Update

On a sequential basis versus the same period in March, tonnage trends in April 2012 are the best ABF has experienced in over 20 years.  The recent strength in business is associated with freight from new customers, additional shipments from existing accounts and the return of previously lost customers in response to service failures by competitors. Although, as expected, ABF’s April 2012 tonnage is below the same period last year, the comparative trends are above expectations and encouraging.

Continuing a trend that began in the second quarter of 2011, ABF was able to achieve superior, quarterly price increases in a multi-year effort to restore adequate pricing levels while emerging from the depths of a severe recession.  April 2012 revenue per hundredweight including fuel surcharge continues to be positive, reflecting an improved pricing environment.

Recent operational changes to ABF’s labor contract were implemented, in a phased approach, from late March through the latter portion of April.  A positive impact from these changes should result from improved efficiencies, more flexible utilization of employees and enhancements in ABF’s on-time delivery service.  This is an example of positive changes allowed by our existing contract that can benefit ABF, its customers and its employees.

Arkansas Best Corporation

Consolidated Results of Operations

First Quarter 2012

•                Revenue of $440.9 million, a per day increase of 0.6% over the prior year quarter of $434.9 million

•                Net loss of $0.71 per share compared to a net loss of $0.51 per share in the prior year quarter

Freight Transportation1

Results of Operations

First Quarter 2012

•                  Revenue of $400.6 million compared to $397.3 million in first quarter 2011, unchanged on a per day basis

•                  Tonnage per day decrease of 10.6% versus first quarter 2011

•                  Total billed revenue per hundredweight of $27.60 compared to $24.76 in first quarter 2011, an increase of 11.5%

•                  Operating loss of $22.0 million compared to an operating loss of $23.1 million in first quarter 2011

•                  Operating ratio of 105.5% compared to an operating ratio of 105.8% in first quarter 2011

Truck Brokerage & Management2

Results of Operations

First Quarter 2012

•                  Revenue of $8.0 million compared to $5.1 million in first quarter 2011, an increase of 57.6%

•                  An increase in total shipments of 56.7% compared to first quarter 2011

•                  Operating income of $0.4 million in both first quarter 2012 and 2011

Emergency and Preventative Maintenance3

Results of Operations

First Quarter 2012

•                  Revenue of $22.4 million compared to $22.3 million in first quarter 2011, an increase of 0.5%

•                  A decrease in customer emergency and maintenance service events of 9.4% compared to first quarter 2011 related to the effects of mild weather conditions

•                  Operating loss of $0.1 million compared to operating income of $0.9 million in first quarter 2011

1              This segment includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®

2              This segment includes the results of operations of Arkansas Best’s freight brokerage services operating as FreightValue®.

3              This segment includes the results of operations of Arkansas Best’s subsidiary FleetNet America, Inc. which provides roadside assistance and equipment services for commercial vehicles.

Special Services Logistics4

Results of Operations

First Quarter 2012

•                  Revenue of $15.1 million compared to $15.9 million in first quarter 2011, a decrease of 5.2%

•                  A decrease in total shipments of 9.0% compared to first quarter 2011

•                  Operating loss of $0.8 million compared to operating income of $0.1 million in first quarter 2011

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2012 first quarter results.  The call will be today, Friday, April 27, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 926-5085.  Following the call, a recorded playback will be available through the end of the day on May 30, 2012.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21588087.  The conference call and playback can also be accessed, through May 30, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider.  Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited and time-definite delivery solutions, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com and abf.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, general economic conditions

4              This segment includes the results of operations of Arkansas Best’s subsidiaries Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.  Self-move services (U-Pack®) provided by ABF Freight System, Inc. continue to be reported in the “Freight Transportation” segment.

and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; availability and cost of reliable third-party services; the timing and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; availability and cost of capital and financing arrangements; the cost and timing of growth initiatives; the impact of our brand and corporate reputation; the cost, integration, and performance of any future acquisitions; costs of continuing investments in technology and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2012	2011
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$440,867	$434,931

OPERATING EXPENSES AND COSTS	463,854	456,923

OPERATING LOSS	(22,987)	(21,992)

OTHER INCOME (EXPENSE)
Interest and dividend income	253	243
Interest expense and other related financing costs	(1,142)	(994)
Other, net	1,340	2,610
	451	1,859

LOSS BEFORE INCOME TAXES	(22,536)	(20,133)

INCOME TAXES (BENEFITS)	(4,374)	(7,346)

NET LOSS	(18,162)	(12,787)

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	—	21

NET LOSS ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(18,162)	$(12,808)

LOSS PER COMMON SHARE(1)
Basic	$(0.71)	$(0.51)
Diluted	(0.71)	(0.51)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,455,607	25,296,854
Diluted	25,455,607	25,296,854

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03

(1)             The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET LOSS ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(18,162)	$(12,808)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(34)	(30)

ADJUSTED NET LOSS FOR CALCULATING EARNINGS PER COMMON SHARE	$(18,196)	$(12,838)

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31 2012	December 31 2011
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$138,516	$141,295
Short-term investments	45,167	33,960
Restricted cash equivalents and short-term investments	29,544	52,693
Accounts receivable, less allowances (2012 – $5,052; 2011 – $5,957)	150,183	149,665
Other accounts receivable, less allowances (2012 – $1,264; 2011 – $1,226)	7,556	7,538
Prepaid expenses	12,984	11,363
Deferred income taxes	33,643	35,481
Prepaid and refundable income taxes	6,962	6,905
Other	5,958	6,186
TOTAL CURRENT ASSETS	430,513	445,086

PROPERTY, PLANT AND EQUIPMENT
Land and structures	242,665	242,120
Revenue equipment	565,385	569,303
Service, office and other equipment	176,592	174,740
Leasehold improvements	21,758	21,426
	1,006,400	1,007,589
Less allowances for depreciation and amortization	605,150	592,171
	401,250	415,418
OTHER ASSETS	55,424	55,716

	$887,187	$916,220

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$10,780	$20,836
Accounts payable	67,647	66,517
Income taxes payable	108	169
Accrued expenses	159,295	151,887
Current portion of long-term debt	30,142	24,262
TOTAL CURRENT LIABILITIES	267,972	263,671

LONG-TERM DEBT, less current portion	34,795	46,750

PENSION AND POSTRETIREMENT LIABILITIES	105,241	106,578

OTHER LIABILITIES	12,819	13,751

DEFERRED INCOME TAXES	16,911	19,855

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2012: 27,140,482 shares; 2011: 27,099,819 shares	271	271
Additional paid-in-capital	287,478	286,408
Retained earnings	276,149	295,108
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(56,679)	(58,402)
TOTAL STOCKHOLDERS’ EQUITY	449,449	465,615

	$887,187	$916,220

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2012	2011
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(18,162)	$(12,787)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,320	17,918
Other amortization	57	73
Share-based compensation expense	1,442	1,446
Provision for losses on accounts receivable	275	298
Deferred income tax benefit	(4,301)	(6,606)
Gain on sale of property and equipment	(285)	(95)
Changes in operating assets and liabilities:
Receivables	(859)	(16,174)
Prepaid expenses	(1,621)	(1,840)
Other assets	(153)	(168)
Income taxes	1,793	(974)
Accounts payable, accrued expenses and other liabilities	7,371	12,555
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,877	(6,354)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(2,388)	(2,586)
Proceeds from sales of property and equipment	1,315	612
Purchases of short-term investments	(14,335)	(5,880)
Proceeds from sales of short-term investments	3,185	2,940
Capitalization of internally developed software and other	(1,618)	(1,027)
NET CASH USED IN INVESTING ACTIVITIES	(13,841)	(5,941)

FINANCING ACTIVITIES
Payments on long-term debt	(6,075)	(3,443)
Net change in bank overdraft and other	(10,056)	127
Change in restricted cash equivalents and short-term investments	23,149	(31)
Deferred financing costs	(36)	(127)
Payment of common stock dividends	(797)	(788)
Proceeds from the exercise of stock options	—	763
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,185	(3,499)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,779)	(15,794)
Cash and cash equivalents at beginning of period	141,295	102,578
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$138,516	$86,784

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$2,060	$2,145

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended March 31
	2012		2011
	(Unaudited)
	($ thousands)
OPERATING REVENUES
Freight Transportation(1)	$400,555		$397,272
Truck Brokerage and Management(2)	8,039		5,100
Emergency and Preventative Maintenance(3)	22,378		22,277
Special Services Logistics(4)	15,052		15,871
Other revenues and eliminations	(5,157)		(5,589)
Total consolidated operating revenues	$440,867		$434,931

OPERATING EXPENSES AND COSTS
Freight Transportation(1)
Salaries, wages and benefits	$265,517	66.3%	$262,300	66.0%
Fuel, supplies and expenses	80,765	20.2	79,117	19.9
Operating taxes and licenses	10,801	2.7	11,421	2.9
Insurance	4,884	1.2	6,480	1.6
Communications and utilities	3,804	0.9	3,974	1.0
Depreciation and amortization	18,581	4.6	17,201	4.3
Rents and purchased transportation	36,758	9.2	38,355	9.7
Gain on sale of property and equipment	(282)	(0.1)	(99)	—
Other	1,704	0.5	1,581	0.4
	422,532	105.5%	420,330	105.8%

Truck Brokerage and Management(2)	7,645		4,715
Emergency and Preventative Maintenance(3)	22,515		21,355
Special Services Logistics(4)	15,844		15,734
Other expenses and eliminations	(4,682)		(5,211)

Total consolidated operating expenses and costs	$463,854		$456,923

OPERATING INCOME (LOSS)
Freight Transportation(1)	$(21,977)		$(23,058)
Truck Brokerage and Management(2)	394		385
Emergency and Preventative Maintenance(3)	(137)		922
Special Services Logistics(4)	(792)		137
Other loss and eliminations	(475)		(378)
Total consolidated operating loss	$(22,987)		$(21,992)

(1)    This segment includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.

(2)    This segment includes the results of operations of Arkansas Best’s transportation brokerage services operating as FreightValue®.

(3)    This segment includes the results of operations of Arkansas Best’s roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.

(4)    This segment includes the results of operations of Arkansas Best’s subsidiaries Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

ARKANSAS BEST CORPORATION

UNUSUAL FIRST QUARTER 2012 COST INCREASES

	Workers’ Compensation	% of Freight Revenue	Sales, Customer Service & IT	% of Freight Revenue	Total	% of Freight Revenue
	(Unaudited)
	($ thousands, except per share data)
Unusual Cost Increases – Pre-Tax
Freight Transportation	$5,345	1.3%	$2,714	0.7%	$8,059	2.0%
Truck Brokerage and Management	—		445		445
Emergency and Preventative Maintenance	—		650		650
Special Services Logistics	—		1,029		1,029
	$5,345		$4,838		$10,183

Per Share Impact of Cost Increase	$0.13		$0.12		$0.25

Per Share Impact of Lower Tax Benefit Rate(1)					$0.18

(1)       The per share effect is calculated as the difference between the first quarter 2012 effective tax benefit rate of 19.4% compared to the previously expected effective tax rate for the first quarter 2012 of 40.0%. During the fourth quarter 2011 earnings conference call, an estimated tax rate range of 38% - 42% was provided.

ARKANSAS BEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2012	2011	% Change
	(Unaudited)

Freight Transportation (1)

Workdays	64.0	63.5

Billed Revenue(2) / CWT	$27.60	$24.76	11.5%

Billed Revenue(2) / Shipment	$367.36	$335.11	9.6%

Shipments	1,095,158	1,195,267	(8.4)%

Shipments / Day	17,112	18,823	(9.1)%

Tonnage (tons)	728,809	808,998	(9.9)%

Tons / Day	11,388	12,740	(10.6)%

(1)         Operating statistics for the Freight Transportation segment do not include the results from ABF’s Global Supply Chain Services.

(2)         Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Truck Brokerage and Management

Shipments	3,948	2,520	56.7%

Emergency and Preventative Maintenance

Events	65,190	71,949	(9.4)%

Special Service Logistics

Shipments	3,302	3,628	(9.0)%

Contact:	Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications Telephone: (479) 785-6200

END OF RELEASE